TOYOTA MOTOR CREDIT CORPORATION TO RESTATE FINANCIAL RESULTS

TORRANCE, Calif. October 25, 2004 – Toyota Motor Credit Corporation (the “Company”) announced today that the Company intends to file a restatement of certain of its consolidated financial statements. In an ongoing review of its accounting policies, the Company determined that the accounting relating primarily to its recognition of certain incremental direct costs and fees did not comply with generally accepted accounting principles in the U.S. (“GAAP”). These costs and fees relate primarily to those incurred in connection with the acquisition of finance and lease contracts. For example, certain incremental direct costs and fees were expensed when incurred rather than amortized over the life of the related contracts. As a result, the Company concluded that certain adjustments to its financial statements are necessary. The adjustments are expected to result in differences in the timing of revenue recognition but are not expected to affect previously reported cash flow. The Company currently anticipates that these adjustments will result in an increase in net financing revenues and net income, and a decrease in operating and administrative expenses for the periods covered by the restatement. Because the Company has not yet completed its internal review and no conclusions have been reached, the Company is not currently in a position to quantify the impact of the anticipated restatement.

The Company intends to restate its audited consolidated financial statements as of March 31, 2004 and 2003 and for each of the years in the three year period ended March 31, 2004 and its unaudited consolidated financial statements for the three and six month periods ended September 30, 2003, as of December 31, 2003 and for the three and nine month periods ended December 31, 2003 and 2002, and as of June 30, 2004 and for the three months ended June 30, 2004 and 2003. The Company intends to file amendments to its Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, its Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and its Quarterly Report on Form 10-Q for the period ended June 30, 2004 that will include restated financial statements and amendments to related disclosures for the fiscal periods covered by those reports. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004 to be filed with the Securities and Exchange Commission will include restated financial statements and amendments to related disclosures for the three months ended September 30, 2003. Investors should look to the restated financial statements included in the amendments when they become available.

The Company has filed a current report on Form 8-K with the Securities and Exchange Commission with respect to the anticipated restatement.

About Toyota Motor Credit Corporation

The Company is marketed under the brands of Toyota Financial Services (TFS) and Lexus Financial Services (LFS) in the United States, offering retail auto financing and leasing through the Company and extended service contracts through Toyota Motor Insurance Services (TMIS). The Company currently employs over 2800 associates nationwide, and has managed assets totaling more than $45 billion. It is part of a worldwide network of comprehensive financial services offered by Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.

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Contact: Cheryl Burnett 310.468.5681

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could cause actual results to differ materially from those projected, anticipated or implied. For information concerning these risks and uncertainties, see the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.